Outbrain Announces Second Quarter 2024 Results
Reports strong quarter, achieving high end Q2 guidance on Ex TAC gross profit, beating on Adjusted EBITDA, improving margins and profitability, and generating positive cash flow for 4th consecutive quarter
New York – August 8, 2024 — Outbrain Inc. (Nasdaq: OB), a leading technology platform that drives business results by engaging people across the Open Internet, announced today financial results for the quarter ended June 30, 2024.
Second Quarter 2024 Key Financial Metrics:

	Three Months Ended June 30,			Six Months Ended June 30,
(in millions USD)	2024	2023	% Change	2024	2023	% Change
Revenue	$214.1	$225.8	(5)%	$431.1	$457.6	(6)%
Gross profit	45.6	44.0	4%	87.2	85.2	2%
Net (loss) income	(2.2)	11.3	(119)%	(7.2)	5.7	(228)%
Net cash provided by (used in) operating activities	3.6	1.8	99%	12.2	(18.7)	166%

Non-GAAP Financial Data*
Ex-TAC gross profit	56.0	54.6	3%	108.1	106.8	1%
Adjusted EBITDA	7.4	3.5	112%	8.8	4.2	110%
Adjusted net income (loss)	0.1	(3.9)	102%	(4.8)	(8.4)	42%
Free cash flow	0.3	(2.2)	115%	5.0	(29.2)	117%
_____________________________
* See non-GAAP reconciliations below
“We are pleased with our financial results for Q2, which are a testament to the improvements in our business model and progress in our growth areas,” said David Kostman, CEO of Outbrain.
“In addition, we shared the news on August 1, 2024, that Outbrain has agreed to merge with Teads, a leader in omnichannel video, in a transformative transaction that we believe will create one of the largest end-to-end full funnel platforms for the Open Internet. The combination of our highly-complementary offerings accelerates our vision to become the preferred partner to deliver meaningful brand outcomes across premium, quality media environments. We expect this transaction to be highly accretive and transform our financial profile,” said Kostman.
Second Quarter 2024 Business Highlights:
•Third consecutive quarter of year-over-year RPM growth.
•Strong Onyx re-booking rate of 40% in Q2 2024, with multiple campaigns from Enterprise partners like Disney+, Nissan and Purina, and successful Onyx launch in Israel and Spain.
•Growth in advertiser spend on the Zemanta DSP by approximately 50% in the first half of 2024, as compared to the first half of 2023.
•Launch of Predictive Demographics feature with early adoption rate surpassing traditional third-party segments by up to 40%.

•Signing of EBRA and The Daily Beast as exclusive feed partners, and renewal of several partnerships including Ad Alliance in Germany and Vox in the US.
•Continued supply expansion outside of traditional feed product representing approximately 27% of our revenue in Q2 2024, versus 24% in Q2 2023.
•On August 1, 2024, we announced that Outbrain has signed an agreement to acquire Teads in an approximately $1 billion transaction, consisting of $725 million upfront cash and $25 million deferred cash, 35 million shares of common stock of Outbrain, and $105 million of convertible preferred equity. The transaction is expected to be completed in the first quarter of 2025 and is subject to customary closing conditions, including stockholder and regulatory approvals. The combination will create one of the largest open internet advertising platforms.
Second Quarter 2024 Financial Highlights:
•Revenue of $214.1 million, a decrease of $11.7 million, or 5%, compared to $225.8 million in the prior year period, including net unfavorable foreign currency effects of approximately $1.5 million.
•Gross profit of $45.6 million, an increase of $1.6 million, or 4%, compared to $44.0 million in the prior year period. Gross margin increased 180 basis points to 21.3%, compared to 19.5% in the prior year period.
•Ex-TAC gross profit of $56.0 million, an increase of $1.4 million, or 3%, compared to $54.6 million in the prior year period, as lower revenue was more than offset by our Ex-TAC gross margin improvement of approximately 190 basis points to 26.1%, compared to 24.2% in the prior year period.
•Net loss of $2.2 million, compared to net income of $11.3 million in the prior year period. Net loss in the current period includes acquisition-related costs of $3.2 million and severance and related costs of $0.6 million. Net income for the second quarter of 2023 reflected a pre-tax gain of $22.6 million recorded in connection with our partial repurchase of Convertible Notes, as well as pre-tax charges of $2.3 million related to the approximate 10% reduction in our global workforce.
•Adjusted net income of $0.1 million, compared to adjusted net loss of $3.9 million in the prior year.
•Adjusted EBITDA of $7.4 million, compared to Adjusted EBITDA of $3.5 million in the prior year period.
•Generated net cash provided by operating activities of $3.6 million, compared to $1.8 million in the prior year period. Free cash flow was $0.3 million, as compared to use of cash of $2.2 million in the prior year period.
•Cash, cash equivalents and investments in marketable securities were $228.9 million, comprised of cash and cash equivalents of $75.1 million and investments in marketable securities of $153.8 million, as of June 30, 2024. Our balance sheet as of June 30, 2024 also included long-term convertible notes of $118.0 million.

Share Repurchases:
During the three months ended June 30, 2024, we repurchased 464,054 shares for $2.0 million, including related costs, under our $30 million stock repurchase program authorized in December 2022. The remaining availability under the repurchase program was $6.6 million as of June 30, 2024.
Third Quarter Guidance
The following forward-looking statements reflect our expectations for the third quarter and full year of 2024.
For the third quarter ending September 30, 2024, we expect:
•Ex-TAC gross profit of $58 million to $62 million
•    Adjusted EBITDA of $8 million to $10.5 million
For the full year ending December 31, 2024:
•we continue to expect Ex-TAC gross profit of $238 million to $248 million
•    we are increasing our expectation of Adjusted EBITDA to $31.5 million to $36 million
The above measures are forward-looking non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Non-GAAP Financial Measures” below. In addition, our guidance is subject to risks and uncertainties, as outlined below in this release.
Conference Call and Webcast Information
Outbrain will host an investor conference call this morning, Thursday, August 8th at 8:30 am ET. Interested parties are invited to listen to the conference call which can be accessed live by phone by dialing 1-866-682-6100 or for international callers, 1-862-298-0702. A replay will be available two hours after the call and can be accessed by dialing 1-877-660-6853, or for international callers, 1-201-612-7415. The passcode for the live call and the replay is 13747507. The replay will be available until August 22, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors Relations section of the Company’s website at https://investors.outbrain.com. The online replay will be available for a limited time shortly following the call.
Non-GAAP Financial Measures
In addition to GAAP performance measures, we use the following supplemental non-GAAP financial measures to evaluate our business, measure our performance, identify trends, and allocate our resources: Ex-TAC gross profit, Ex-TAC gross margin, Adjusted EBITDA, free cash flow, adjusted net income (loss), and adjusted diluted EPS. These non-GAAP financial measures are defined and reconciled to the corresponding GAAP measures below. These non-GAAP financial measures are subject to significant limitations, including those we identify below. In addition, other companies in our industry may define these measures differently, which may reduce their usefulness as comparative measures. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue, gross profit, net income (loss), diluted EPS, or cash flows from operating activities presented in accordance with U.S. GAAP.

Because we are a global company, the comparability of our operating results is affected by foreign exchange fluctuations. We calculate certain constant currency measures and foreign currency impacts by translating the current year’s reported amounts into comparable amounts using the prior year’s exchange rates. All constant currency financial information that may be presented is non-GAAP and should be used as a supplement to our reported operating results. We believe that this information is helpful to our management and investors to assess our operating performance on a comparable basis. However, these measures are not intended to replace amounts presented in accordance with GAAP and may be different from similar measures calculated by other companies.
The Company is also providing third quarter and full year 2024 guidance. These forward-looking non-GAAP financial measures are calculated based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. The Company has not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because it is unable, without unreasonable effort, to predict with reasonable certainty the occurrence or amount of all excluded items that may arise during the forward-looking period, which can be dependent on future events that may not be reliably predicted. Such excluded items could be material to the reported results individually or in the aggregate.
Ex-TAC Gross Profit
Ex-TAC gross profit is a non-GAAP financial measure. Gross profit is the most comparable GAAP measure. In calculating Ex-TAC gross profit, we add back other cost of revenue to gross profit. Ex-TAC gross profit may fluctuate in the future due to various factors, including, but not limited to, seasonality and changes in the number of media partners and advertisers, advertiser demand or user engagements.
We present Ex-TAC gross profit, Ex-Tac gross margin (calculated as Ex-TAC gross profit as a percentage of revenue), and Adjusted EBITDA as a percentage of Ex-TAC gross profit, because they are key profitability measures used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans, and make strategic decisions regarding the allocation of capital. Accordingly, we believe that these measures provide information to investors and the market in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations on the use of Ex-TAC gross profit in that traffic acquisition cost is a significant component of our total cost of revenue but not the only component and, by definition, Ex-TAC gross profit presented for any period will be higher than gross profit for that period. A potential limitation of this non-GAAP financial measure is that other companies, including companies in our industry, which have a similar business, may define Ex-TAC gross profit differently, which may make comparisons difficult. As a result, this information should be considered as supplemental in nature and is not meant as a substitute for revenue or gross profit presented in accordance with U.S. GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before gain on convertible debt; interest expense; interest income and other income (expense), net; provision for income taxes; depreciation and amortization; stock-based compensation; and other income or expenses that we do not consider indicative of our core operating performance, including but not limited to, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. We present Adjusted EBITDA as a supplemental performance measure because it is a key profitability measure used by our management and board of directors to understand and evaluate our operating performance and trends, develop short-term and long-term operational plans and make strategic decisions regarding the allocation of capital, and we believe it facilitates operating performance comparisons from period to period.

We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. However, our calculation of Adjusted EBITDA is not necessarily comparable to non-GAAP information of other companies. Adjusted EBITDA should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Adjusted Net Income (Loss) and Adjusted Diluted EPS
Adjusted net income (loss) is a non-GAAP financial measure, which is defined as net income (loss) excluding items that we do not consider indicative of our core operating performance, including but not limited to gain on convertible debt, merger and acquisition costs, certain public company implementation related costs, regulatory matter costs, and severance costs related to our cost saving initiatives. Adjusted net income (loss), as defined above, is also presented on a per diluted share basis. We present adjusted net income (loss) and adjusted diluted EPS as supplemental performance measures because we believe they facilitate performance comparisons from period to period. However, adjusted net income (loss) or adjusted diluted EPS should not be considered in isolation or as a substitute for net income (loss) or diluted earnings per share reported in accordance with U.S. GAAP.
Free Cash Flow
Free cash flow is defined as cash flow provided by (used in) operating activities less capital expenditures and capitalized software development costs. Free cash flow is a supplementary measure used by our management and board of directors to evaluate our ability to generate cash and we believe it allows for a more complete analysis of our available cash flows. Free cash flow should be considered as a supplemental measure and should not be considered in isolation or as a substitute for any measures of our financial performance that are calculated and reported in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements may include, without limitation, statements generally relating to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives and statements relating to the transaction to acquire Teads (“Transaction”). You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions or are not statements of historical fact. We have based these forward-looking statements largely on our expectations and projections regarding future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including, but not limited to: overall advertising demand and traffic generated by our media partners; factors that affect advertising demand and spending, such as the continuation or worsening of unfavorable economic or business conditions or downturns, instability or volatility in financial markets, and other events or factors outside of our control, such as U.S. and global recession concerns, geopolitical concerns, including the ongoing war between Ukraine-Russia and conditions in Israel, supply chain issues, inflationary pressures, labor market volatility, bank closures or disruptions, and the impact of challenging economic conditions, political and policy uncertainties with the approach of the U.S. presidential election, and other factors that have and may further impact advertisers’ ability to pay; our ability to continue to innovate, and adoption by our advertisers and media partners of our expanding solutions; the success of our sales and marketing investments, which may require significant investments and may involve long sales cycles; our ability to grow our business and manage growth effectively; our ability to compete effectively against current and future competitors; the loss or decline of one or more of our large media partners, and our ability to expand our advertiser and media partner relationships; conditions in Israel, including the ongoing war between Israel and Hamas and other terrorist organizations, may limit our ability to market, support and innovate on our products due to the impact on our employees as well as our advertisers and their advertising markets, our ability to maintain our revenues or profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; the risk that our research and development efforts may not meet the demands of a rapidly evolving technology market; any failure of our recommendation engine to accurately predict attention or engagement, any deterioration in the quality of our recommendations or failure to present interesting content to users or other factors which may cause us to experience a decline in user engagement or loss of media partners; limits on our ability to collect, use and disclose data to deliver advertisements; our ability to extend our reach into evolving digital media platforms; our ability to maintain and scale our technology platform; our ability to meet demands on our infrastructure and resources due to future growth or otherwise; our failure or the failure of third parties to protect our sites, networks and systems against security breaches, or otherwise to protect the confidential information of us or our partners; outages or disruptions that impact us or our service providers, resulting from cyber incidents, or failures or loss of our infrastructure; significant fluctuations in currency exchange rates; political and regulatory risks in the various markets in which we operate; the challenges of compliance with differing and changing regulatory requirements; the timing and execution of any cost-saving measures and the impact on our business or strategy; our ability and the time required to consummate the Transaction; our ability to successfully integrate Teads's operations, technologies and employees and to recognize the anticipated benefits and synergies of the Transaction, including the expectation of enhancements to our services, greater revenue or growth opportunities, operating efficiencies and cost savings; the potential impact of the announcement or pendency of the Transaction on ongoing business operations and relationships, including our ability to maintain relationships with employees, customers, suppliers and others with whom we do business; the amount of costs, fees, expenses and charges relating to the Transaction; the initiation or outcome of any legal proceedings that may be instituted following the announcement of the Transaction; and the risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2023 and in subsequent reports filed with the SEC. Accordingly, you should not rely upon forward-looking statements as an indication of future performance. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or will occur, and actual results, events, or circumstances could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation and do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or circumstances after the date on which the statements are made or to reflect the occurrence of unanticipated events or otherwise, except as required by law.

About Outbrain
Outbrain (Nasdaq: OB) is a leading technology platform that drives business results by engaging people across the Open Internet. Outbrain predicts moments of engagement to drive measurable outcomes for advertisers and publishers using AI and machine learning across more than 8,000 online properties globally. Founded in 2006, Outbrain is headquartered in New York with offices in Israel and across the United States, Europe, Asia-Pacific, and South America.
Media Contact
press@outbrain.com
Investor Relations Contact
IR@outbrain.com
(332) 205-8999

OUTBRAIN INC.
Condensed Consolidated Statements of Operations
(In thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
Revenue	$214,148	$225,800	$431,112	$457,574
Cost of revenue:
Traffic acquisition costs	158,191	171,224	323,001	350,800
Other cost of revenue	10,381	10,555	20,940	21,598
Total cost of revenue	168,572	181,779	343,941	372,398
Gross profit	45,576	44,021	87,171	85,176
Operating expenses:
Research and development	9,400	10,041	18,593	19,352
Sales and marketing	24,777	25,896	48,561	51,644
General and administrative	17,026	15,743	32,241	31,149
Total operating expenses	51,203	51,680	99,395	102,145
Loss from operations	(5,627)	(7,659)	(12,224)	(16,969)
Other income (expense):
Gain on convertible debt	—	22,594	—	22,594
Interest expense	(569)	(1,105)	(1,506)	(2,972)
Interest income and other income, net	2,746	1,515	4,151	5,375
Total other income, net	2,177	23,004	2,645	24,997
(Loss) income before income taxes	(3,450)	15,345	(9,579)	8,028
(Benefit) provision for income taxes	(1,251)	4,063	(2,339)	2,351
Net (loss) income	$(2,199)	$11,282	$(7,240)	$5,677

Weighted average shares outstanding:
Basic	48,922,017	51,223,988	49,093,515	51,329,055
Diluted	48,922,017	56,625,766	49,093,515	58,761,099

Net (loss) income per common share:
Basic	$(0.04)	$0.22	$(0.15)	$0.11
Diluted	$(0.04)	$(0.09)	$(0.15)	$(0.16)

OUTBRAIN INC.
Condensed Consolidated Balance Sheets
(In thousands, except for number of shares and par value)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$75,080	$70,889
Short-term investments in marketable securities	87,592	94,313
Accounts receivable, net of allowances	153,809	189,334
Prepaid expenses and other current assets	40,080	47,240
Total current assets	356,561	401,776
Non-current assets:
Long-term investments in marketable securities	66,217	65,767
Property, equipment and capitalized software, net	42,858	42,461
Operating lease right-of-use assets, net	16,031	12,145
Intangible assets, net	18,654	20,396
Goodwill	63,063	63,063
Deferred tax assets	42,651	38,360
Other assets	20,175	20,669
TOTAL ASSETS	$626,210	$664,637

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$129,377	$150,812
Accrued compensation and benefits	17,714	18,620
Accrued and other current liabilities	107,611	119,703
Deferred revenue	6,644	8,486
Total current liabilities	261,346	297,621
Non-current liabilities:
Long-term debt	118,000	118,000
Operating lease liabilities, non-current	13,191	9,217
Other liabilities	17,697	16,735
TOTAL LIABILITIES	$410,234	$441,573

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.001 per share − one billion shares authorized; 62,550,934 shares issued and 49,215,351 shares outstanding as of June 30, 2024; 61,567,520 shares issued and 49,726,518 shares outstanding as of December 31, 2023	63	62
Preferred stock, par value of $0.001 per share − 100,000,000 shares authorized, none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	476,253	468,525
Treasury stock, at cost − 13,335,583 shares as of June 30, 2024 and 11,841,002 shares as of December 31, 2023	(73,911)	(67,689)
Accumulated other comprehensive loss	(10,407)	(9,052)
Accumulated deficit	(176,022)	(168,782)
TOTAL STOCKHOLDERS’ EQUITY	215,976	223,064
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$626,210	$664,637

OUTBRAIN INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2,199)	$11,282	$(7,240)	$5,677
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Gain on convertible debt	—	(22,594)	—	(22,594)
Depreciation and amortization of property and equipment	1,478	1,754	3,117	3,458
Amortization of capitalized software development costs	2,421	2,268	4,830	4,909
Amortization of intangible assets	852	853	1,704	2,449
Amortization of discount on marketable securities	(638)	(857)	(1,280)	(2,098)
Stock-based compensation	4,508	3,496	7,435	6,107
Non-cash operating lease expense	1,291	1,136	2,486	2,282
Provision for credit losses	740	2,196	2,433	4,835
Deferred income taxes	(4,568)	217	(4,742)	(220)
Other	(52)	(382)	286	(1,436)
Changes in operating assets and liabilities:
Accounts receivable	1,683	11,527	32,081	10,049
Prepaid expenses and other current assets	(1,652)	(5,134)	5,610	(536)
Accounts payable and other current liabilities	(1,481)	(5,384)	(33,356)	(33,401)
Operating lease liabilities	(1,218)	(1,007)	(2,423)	(2,145)
Deferred revenue	(345)	86	(1,816)	(231)
Other non-current assets and liabilities	2,811	2,370	3,111	4,244
Net cash provided by (used in) operating activities	3,631	1,827	12,236	(18,651)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of a business, net of cash acquired	—	—	(181)	(285)
Purchases of property and equipment	(805)	(1,342)	(2,140)	(5,091)
Capitalized software development costs	(2,503)	(2,650)	(5,130)	(5,503)
Purchases of marketable securities	(20,434)	(27,956)	(52,012)	(60,718)
Proceeds from sales and maturities of marketable securities	27,275	115,388	58,767	151,003
Other	(63)	(3)	(63)	(8)
Net cash provided by (used in) investing activities	3,470	83,437	(759)	79,398

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt obligations	—	(96,170)	—	(96,170)
Treasury stock repurchases and share withholdings on vested awards	(2,207)	(1,177)	(6,222)	(7,532)
Principal payments on finance lease obligations	(8)	(519)	(263)	(1,028)
Payment of contingent consideration liability up to acquisition-date fair value	—	—	—	(547)
Net cash used in financing activities	(2,215)	(97,866)	(6,485)	(105,277)

Effect of exchange rate changes	(755)	(810)	(392)	(1,246)

Net increase (decrease) in cash, cash equivalents and restricted cash	$4,131	$(13,412)	$4,600	$(45,776)
Cash, cash equivalents and restricted cash — Beginning	71,548	73,401	71,079	105,765
Cash, cash equivalents and restricted cash — Ending	$75,679	$59,989	$75,679	$59,989

OUTBRAIN INC.
Non-GAAP Reconciliations
(In thousands)
(Unaudited)
The following table presents the reconciliation of Gross profit to Ex-TAC gross profit and Ex-TAC gross margin, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$214,148	$225,800	$431,112	$457,574
Traffic acquisition costs	(158,191)	(171,224)	(323,001)	(350,800)
Other cost of revenue	(10,381)	(10,555)	(20,940)	(21,598)
Gross profit	45,576	44,021	87,171	85,176
Other cost of revenue	10,381	10,555	20,940	21,598
Ex-TAC gross profit	$55,957	$54,576	$108,111	$106,774

Gross margin (gross profit as % of revenue)	21.3%	19.5%	20.2%	18.6%
Ex-TAC gross margin (Ex-TAC gross profit as % of revenue)	26.1%	24.2%	25.1%	23.3%
The following table presents the reconciliation of net (loss) income to Adjusted EBITDA, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(2,199)	$11,282	$(7,240)	$5,677
Gain on convertible debt	—	(22,594)	—	(22,594)
Interest expense	569	1,105	1,506	2,972
Interest income and other income, net	(2,746)	(1,515)	(4,151)	(5,375)
(Benefit) provision for income taxes	(1,251)	4,063	(2,339)	2,351
Depreciation and amortization	4,751	4,875	9,651	10,816
Stock-based compensation	4,508	3,496	7,435	6,107
Regulatory matter costs	—	486	—	1,096
Acquisition-related costs	3,202	—	3,202	—
Severance and related costs	575	2,305	742	3,148
Adjusted EBITDA	$7,409	$3,503	$8,806	$4,198

Net (loss) income as % of gross profit	(4.8)%	25.6%	(8.3)%	6.7%
Adjusted EBITDA as % of Ex-TAC Gross Profit	13.2%	6.4%	8.1%	3.9%

The following table presents the reconciliation of net (loss) income and diluted EPS to adjusted net income (loss) and adjusted diluted EPS, respectively, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(2,199)	$11,282	$(7,240)	$5,677
Adjustments:
Gain on convertible debt	—	(22,594)	—	(22,594)
Regulatory matter costs	—	486	—	1,096
Acquisition-related costs	3,202	—	3,202	—
Severance and related costs	575	2,305	742	3,148
Total adjustments, before tax	3,777	(19,803)	3,944	(18,350)
Income tax effect	(1,504)	4,607	(1,545)	4,269
Total adjustments, after tax	2,273	(15,196)	2,399	(14,081)
Adjusted net income (loss)	$74	$(3,914)	$(4,841)	$(8,404)

Adjusted diluted weighted average shares (1)	49,029,499	51,223,988	49,093,515	51,329,055

Diluted net loss per share - reported	$(0.04)	$(0.09)	$(0.15)	$(0.16)
Adjustments, after tax	0.04	0.01	0.05	—
Diluted net loss per share - adjusted	$—	$(0.08)	$(0.10)	$(0.16)
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(1) Adjusted diluted shares for the three months ended June 30, 2024 include the dilutive effect of 107,482 restricted stock unit awards due to adjusted net income for the period, as compared to reported net loss. Reported basic weighted average shares are used to calculate the adjusted diluted net loss per share for the six months ended June 30, 2024, as well as for the three and six months ended June 30, 2023, due to adjusted net losses in these periods.
The following table presents the reconciliation of net cash provided by (used in) operating activities to free cash flow, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$3,631	$1,827	$12,236	$(18,651)
Purchases of property and equipment	(805)	(1,342)	(2,140)	(5,091)
Capitalized software development costs	(2,503)	(2,650)	(5,130)	(5,503)
Free cash flow	$323	$(2,165)	$4,966	$(29,245)